$685,300,000

(APPROXIMATE)

(SPONSOR, SELLER & SERVICER)

Preliminary Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,

Series INABS 2006-B

(ISSUING ENTITY)

IndyMac ABS, Inc.

(DEPOSITOR)

March 6, 2006

LEHMAN BROTHERS

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519; Attention: Paul Tedeschi.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuer or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

IndyMac Bank, F.S.B. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-B $685,300,000 (APPROXIMATE)

Structure Overview

Class(1)	Class Certificate Balance ($)(2)	Certificate Type	Expected WAL (yr) Call(3)/ Maturity(4)	Expected Principal Window Call(3) / Maturity(4)	Final Scheduled Distribution Date (5)	Initial Credit Enhance-ment(6)	Expected Ratings (S / M / F)

1A-1(7)		Not Offered Herein					AAA / Aaa / AAA
1A-2(7)		Not Offered Herein					AAA / Aaa / AAA
2A-1(7)	108,948,000	FLT / SR / SEQ	1.00 / 1.00	1 - 20 / 1 - 20	06 / 2036	19.55%	AAA / Aaa / AAA
2A-2(7)	63,760,000	FLT / SR / SEQ	2.00 / 2.00	20 - 28 / 20 - 28	06 / 2036	19.55%	AAA / Aaa / AAA
2A-3(7)	64,396,000	FLT / SR / SEQ	3.50 / 3.50	28 - 70 / 28 - 70	06 / 2036	19.55%	AAA / Aaa / AAA
2A-4(7)	20,182,000	FLT / SR / SEQ	6.10 / 8.00	70 - 73 / 70 - 152	06 / 2036	19.55%	AAA / Aaa / AAA
M-1(7,8)	26,600,000	FLT / MEZ	4.57 / 5.01	44 - 73 / 44 - 138	06 / 2036	15.75%	AA+ / Aa1 / AA+
M-2(7,8)	23,800,000	FLT / MEZ	4.46 / 4.89	41 - 73 / 41 - 131	06 / 2036	12.35%	AA / Aa2 / AA
M-3(7,8)	14,000,000	FLT / MEZ	4.40 / 4.81	40 - 73 / 40 - 123	06 / 2036	10.35%	AA- / Aa3 / AA-
M-4(7,8)	12,600,000	FLT / MEZ	4.37 / 4.76	39 - 73 / 39 - 117	06 / 2036	8.55%	A+ / A1 / A+
M-5(7,8)	12,250,000	FLT / MEZ	4.34 / 4.69	39 - 73 / 39 - 111	06 / 2036	6.80%	A / A2 / A
M-6(7,8)	11,200,000	FLT / MEZ	4.32 / 4.63	38 - 73 / 38 - 104	06 / 2036	5.20%	A- / A3 / A-
M-7(7,8)	9,800,000	FLT / MEZ	4.31 / 4.54	38 - 73 / 38 - 96	06 / 2036	3.80%	BBB+ / Baa1 / BBB+
M-8(7,8)	4,900,000	FLT / MEZ	4.30 / 4.45	37 - 73 / 37 - 86	06 / 2036	3.10%	BBB+ / Baa2 / BBB
M-9(7,8)	7,000,000	FLT / MEZ	4.27 / 4.30	37 - 73 / 37 - 80	06 / 2036	2.10%	BBB / Baa3 / BBB-

(1)	The Class A and Class M Certificates will be subject to the Net WAC Cap as described herein.
(2)	Subject to a variance of +/- 5%.
(3)	To 10% Optional Termination at the Pricing Speed.
(4)	To maturity at the Pricing Speed.
(5)	The Final Scheduled Distribution Date is June 2036. This date represents the Distribution Date occurring in the first month following the maturity date of the latest maturing Mortgage Loan.
(6)	Includes initial overcollateralization of 2.10%.
(7)

Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each of the Class A Certificates will increase to two times (2x) each such Certificate’s initial certificate margin and the certificate margin for each of the Class M Certificates will increase to one-and-a-half times (1.5x) each such Certificate’s initial certificate margin.

(8)	The Class M Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans:	4% CPR in month 1, building linearly to 23% CPR in month 12 and 23% CPR thereafter.
Adjustable-Rate Mortgage Loans:	2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Transaction Overview

Issuing Entity:	Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-B.
Depositor:	IndyMac ABS, Inc.
Sponsor, Seller and Servicer:	IndyMac Bank, F.S.B.
Co-Lead Underwriters:	Lehman Brothers Inc. and Credit Suisse Securities.
Co-Managers:	Greenwich Capital Markets, Inc., Morgan Stanley & Co., Inc., UBS Securities LLC.
Trustee / Supplemental Interest Trust Administrator / Custodian:	Deutsche Bank National Trust Company.
Swap Provider:	Bear Stearns Financial Products Inc.
Pool Insurer:

MGIC Insurance Corporation (“MGIC”) a Wisconsin private mortgage insurance corporation and wholly-owned subsidiary of MGIC Investment Corporation, will issue a mortgage pool insurance policy (the “Pool Policy”). MGIC is rated “AA” by S&P “AA+” by Fitch and “Aa2” by Moody’s.

Group I Certificates:	The Class 1A-1 and Class 1A-2 Certificates.
Group II Certificates:	The Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates.
Class A Certificates:	The Group I Certificates and Group II Certificates.
Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Offered Certificates:	The Group II Certificates and Class M Certificates.
Non-Offered Certificates:	The Group I Certificates, Class C Certificates, Class P Certificates and Class R Certificates will not be offered herein.
Expected Pricing Date:	The week of March 6, 2006.
Expected Closing Date:	March 14, 2006.
Statistical Calculation Date:	February 1, 2006.
Cut-off Date:	March 1, 2006 with respect to Mortgage Loans delivered on the Closing Date. The later of March 1, 2006 or the respective origination date for Subsequent Mortgage Loans.
Record Date:	The close of business on the business day immediately preceding the related Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day), commencing in April 2006.
Determination Date:	With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 18th day.
Remittance Period:

With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, March 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Transaction Overview (Continued)

Interest Accrual Period:

With respect to the Class A and Class M Certificates, interest will initially accrue from the Closing Date to and including the day prior to the first Distribution Date. With respect to any Distribution Date thereafter, interest will accrue during the period from and including the preceding Distribution Date to and including the day prior to the current Distribution Date. Interest will accrue on the Class A and Class M Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Each class of the Class A and Class M Certificates will settle flat (no accrued interest).

Mortgage Loans:

On the Closing Date a pool of adjustable-rate and fixed-rate, first lien, residential, closed-end, sub-prime mortgage loans (the “Mortgage Loans”) will be delivered to the trust. The Mortgage Loans will be separated into two groups. The “Group I Mortgage Loans” will have had principal balances at origination that conformed to Fannie Mae and Freddie Mac loan limits. The “Group II Mortgage Loans” will have had principal balances at origination that may or may not have conformed to Fannie Mae and Freddie Mac loan limits.

The information set forth herein, unless otherwise stated, is calculated as of the Statistical Calculation Date with respect to a preliminary pool of Mortgage Loans expected to be part of those delivered to the trust on the Closing Date (the “Statistical Pool”). The Statistical Pool consists of 3,158 Mortgage Loans with an aggregate stated principal balance as of the Statistical Calculation Date of approximately $607,037,269 (the “Statistical Cut-off Date Balance”). The Group I Mortgage Loans included in the Statistical Pool consist of approximately 1,964 Mortgage Loans totaling approximately $329,086,609. The Group II Mortgage Loans included in the Statistical Pool consist of approximately 1,194 Mortgage Loans totaling approximately $277,950,660.

The aggregate stated principal balance of the Mortgage Loans plus amounts deposited in the Pre-Funding Account included in the trust on the Closing Date is expected to be approximately $700,000,000. The aggregate stated principal balance of the Group I Mortgage Loans as of the Closing Date will equal approximately $338,824,552. The aggregate stated principal balance of the Group II Mortgage Loans as of the Closing Date will equal approximately $286,175,448. It is expected that the aggregate stated principal balance of the Mortgage Loans delivered to the trust on the Closing Date will not vary from the foregoing balances by more than plus or minus 5%.

Pre-Funding Accounts:

On the Closing Date, the Depositor will be required to deliver to the Trustee approximately $75,000,000 of which approximately $40,658,946 will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the “Group I Pre-Funding Account”) and approximately $34,341,054, which will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the “Group II Pre-Funding Account,” and together with the Group I Pre-Funding Account, the “Pre-Funding Accounts”). The amounts on deposit in the Pre-Funding Accounts will be used to purchase Subsequent Mortgage Loans (as defined herein) during the Funding Period (as defined herein) which satisfy the eligibility criteria established by the rating agencies. Any amounts remaining in the Pre-Funding Accounts upon termination of the Funding Period will be distributed on the next Distribution Date to the applicable Class A Certificates in the manner set forth herein.

Funding Period:

The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amounts on deposit in the Pre-Funding Accounts have been reduced to zero or (ii) March 31, 2006.

Subsequent Mortgage Loans:	The aggregate principal amount of mortgage loans sold by the Seller to the Depositor and by the Depositor to the Trust during the Funding Period.
Total Cut-off Date Principal Balance:

The sum of (i) the Cut-off Date aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (ii) the aggregate stated principal balance of the Subsequent Mortgage Loans (as of their respective transfer dates) during the Funding Period.

Interest Coverage Accounts:

On the Closing Date, the Depositor may pay to the Trustee for deposit in the Group I and Group II Interest Coverage Accounts, amounts to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the Funding Period and to the inclusion of recently-originated Mortgage Loans for which the first scheduled payment occurs after the first Remittance Period.

Transaction Overview (Continued)
Servicing Fee Rate:	0.500% per annum.
Trustee Fee Rate:	0.0045% per annum.
Administrative Fee:

The Administrative Fee equals one twelfth of the product of (x) the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate and (y) the aggregate stated principal balance of the Mortgage Loans. The Administrative Fee will be paid monthly.

Servicing Advances:

The Servicer will be required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. The Servicer will be entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Optional Termination:

The Servicer (or if the Servicer fails to exercise its option, the NIMs Insurer, if any) will be permitted to purchase all of the Mortgage Loans and REO properties and retire the Class A and Class M Certificates on or after the Optional Termination Date (as defined herein).

Optional Termination Date:

The first Distribution Date on which the aggregate stated principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the Total Cut-off Date Principal Balance.

Minimum Denominations:	$100,000 and integral multiples of $1,000 in excess thereof.
Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:

It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, which may include delivery through Clearstream, Société Anonyme or Euroclear System.

ERISA Considerations:

The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based qualifications prior to termination of the Supplemental Interest Trust.

If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an Offered Certificate.

SMMEA Eligibility:

Once the balances in the Pre-Funding Accounts have been reduced to zero, the Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Credit Enhancement

Credit Enhancement:	1)	Total Monthly Excess Spread;
	2)	Overcollateralization Amount;
	3)	Pool Policy; and
	4)	Subordination.
Overcollateralization Amount:

The Overcollateralization Amount (the “OC”) with respect to any Distribution Date will be the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts over (b) the sum of the Class Certificate Balances of the Class A Certificates, the Class M Certificates, and the Class P Certificates (after taking into account the distribution of principal on such Distribution Date).

Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the product of (x) 2.10% and (y) the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.20% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period and (y) the product of (a) 0.50% and (b) the sum of the (1) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (2) the original amounts on deposit in the Pre-Funding Accounts and (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The OC on the Closing Date will equal the Overcollateralization Target Amount.

Extra Principal Distribution Amount:

With respect to any Distribution Date, the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the OC on such Distribution Date (calculated for this purpose only assuming 100% of the principal remittance amount on such Distribution Date has been distributed) and (ii) the Total Monthly Excess Spread for such Distribution Date.

Overcollateralization Release Amount:

With respect to any Distribution Date, the excess of (x) the OC, assuming that 100% of the principal portion of clauses (i) and (ii) of Available Funds has been distributed on such date over (y) the Overcollateralization Target Amount.

Available Funds:

With respect to any Distribution Date, the excess of (x) the sum of (i) amounts collected or advanced on the Mortgage Loans during the related Remittance Period and Prepayment Period (net of the Administrative Fee) and (ii) amounts paid by the Pool Policy, if any less (y) the sum of (i) any Net Swap Payments paid by the trust and (ii) any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider).

Total Monthly Excess Spread:

With respect to any Distribution Date, the excess of Available Funds over amounts distributed to certificate holders as interest and principal (assuming for this purpose only that the Extra Principal Distribution Amount for that Distribution Date is equal to zero) pursuant to the “Interest Payment Priority” and “Principal Payment Priority” described herein.

Credit Enhancement (Continued)

Pool Policy:

The Pool Policy will cover all of the Mortgage Loans as of the Cut-off Date and is expected to cover all of the Subsequent Mortgage Loans. It will provide loss coverage for Realized Losses, once such Realized Losses reach 7.25% of the Total Cut-off Date Principal Balance, up to a limit of 8.88% of the Total Cut-off Date Principal Balance.

Coverage under the Pool Policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports, compliance with certain representations and warranties. As a result, coverage under the Pool Policy may be denied or limited on covered Mortgage Loans.

The Pool Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the Pool Policy. Under the Pool Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 30 days thereafter. To the extent the Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificate holders.

Credit Enhancement Percentage:

With respect to each class of Class A Certificates and Class M Certificates on any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Balance of the class or classes subordinate thereto (including the OC), calculated after taking into account distributions of principal to the certificate holders then entitled to distributions of principal on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts.

CREDIT ENHANCEMENT PERCENTAGE
Certificate Class	Closing Date	After Stepdown Date
A	19.55%	39.10%
M-1	15.75%	31.50%
M-2	12.35%	24.70%
M-3	10.35%	20.70%
M-4	8.55%	17.10%
M-5	6.80%	13.60%
M-6	5.20%	10.40%
M-7	3.80%	7.60%
M-8	3.10%	6.20%
M-9	2.10%	4.20%

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in April 2009 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 39.10%.

Credit Enhancement (Continued)
Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)          the percentage obtained by dividing (x) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 40.90% of the prior period's Credit Enhancement Percentage for the Class A Certificates; or

(b)          the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Remittance Period divided by the Total Cut-off Principal Balance, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	April 2008 through March 2009	1.45% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
	April 2009 through March 2010	3.30% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
	April 2010 through March 2011	5.15% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
	April 2011 through March 2012	6.65% for the first month, plus an additional 1/12th of 0.80% for each month thereafter
	April 2012 and thereafter	7.45%

Payment of Interest

Pass-Through Rate:

With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Cap for such Distribution Date.

Formula Rate:

With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap.

Group I Net WAC Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and the per annum rate of any amount withdrawn from the Group I Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group I Mortgage Loans and the amount in the Group I Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment or Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period plus any amounts on deposit in the Group I Pre-Funding Account.

Group I Maximum Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment or Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

Group II Net WAC Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and the per annum rate of any amount withdrawn from the Group II Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group II Mortgage Loans and the amount in the Group II Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment or Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period plus any amounts on deposit in the Group II Pre-Funding Account.

Group II Maximum Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment or Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

Payment of Interest (Continued)

Subordinated Net WAC Cap:

The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group and the amount in the related pre-funding account, the aggregate class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Net WAC Cap and (ii) the Group II Net WAC Cap.

Subordinated Maximum Cap:

The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, the aggregate class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Maximum Cap and (ii) the Group II Maximum Cap.

Accrued Certificate Interest:

With respect to each class of the Class A and Class M Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the Certificate Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class, of prepayment interest shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, in each case to the extent such shortfalls are not offset by interest accrued on the Class C Certificates.

Unpaid Interest Amounts:

With respect to each class of the Class A and Class M Certificates on any Distribution Date, the sum of (i) the excess of (A) the Accrued Certificate Interest for such class with respect to the prior Distribution Date, plus any undistributed Unpaid Interest Amounts from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Expense Adjusted Net Mortgage Rate:

The per annum rate equal to the weighted average of the mortgage rates of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Compensating Interest:

The lesser of (i) prepayment interest shortfalls and (ii) the product of (a) 0.125% multiplied by (b) one-twelfth multiplied by (c) the aggregate stated principal balance of the Mortgage Loans as of the first day of the prior month.

Payment of Interest (Continued)

Swap Agreement:

On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement with an initial notional amount of $2,703,573.78. Under the Swap Agreement, the Supplemental Interest Trust will be obligated to pay the Swap Provider an amount equal to the product of (i) 5.145% per annum (ii) 250 and (iii) the notional amount as set forth in the Swap Agreement based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (ii) 250 and (iii) the notional amount as set forth in the Swap Agreement from the Swap Provider based on an actual/360 day count, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into the Supplemental Interest Trust pursuant to the pooling and servicing agreement.

 Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificate holders (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, which Swap Termination Payments will be subordinated to all distributions to certificate holders).

 On each Distribution Date, amounts on deposit in the Supplemental Interest Trust will be distributed as follows, after distribution of the Available Funds for such Distribution Date are made, to pay:

(i)          the Swap Provider, the Net Swap Payment, if any due to the Swap Provider; and

(ii)         the Swap Provider, the Swap Termination Payment, if any, owed to the Swap Provider, other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider;

(iii)         any portion of Accrued Certificate Interest remaining unpaid after distribution of the Interest Remittance Amount on such Distribution Date, and any accrued Unpaid Interest Amounts on the Class A Certificates, pro rata and then to pay any portion of Accrued Certificate Interest remaining unpaid after distribution of the Interest Remittance Amount on such Distribution Date and any accrued Unpaid Interest Amounts from prior Distribution Dates on the Class M Certificates, sequentially;

(iv)        any principal on the Class A Certificates and the Class M Certificates in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(v)       any Realized Loss Amounts remaining on the Class M Certificates, sequentially; and

(vi)        any unpaid Net WAC Cap Carryforward Amount on the Class A Certificates, pro rata, and then to pay any unpaid Net WAC Cap Carryforward Amount on the Class M Certificates, sequentially.

Payment of Interest (Continued)
Net WAC Cap Carryforward Amount:

With respect to the Class A and Class M Certificates on any Distribution Date, (i) the excess of (a) the amount of interest a class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Cap, over (b) the amount of interest such class accrued for such Distribution Date based on the related Net WAC Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Cap. The Net WAC Cap Carryforward Amount will be distributed from payments from certain amounts received by the Supplemental Interest Trust Administrator from the Swap Agreement and from the Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of the Class A and Class M Certificates will not address the likelihood of the payment of any Net WAC Cap Carryforward Amount.

Group I Interest Remittance Amount:

With respect to any Distribution Date, the excess of (x) the portion of clause (i) and (ii) of Available Funds with respect to the Group I Mortgage Loans attributable to interest over (y) the Group I Allocation Percentage of any Net Swap Payment owed to the Swap Provider and the Group I Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

Group II Interest Remittance Amount:

With respect to any Distribution Date, the excess of (x) the portion of clause (i) and (ii) of Available Funds with respect to the Group II Mortgage Loans attributable to interest over (y) the Group II Allocation Percentage of any Net Swap Payment owed to the Swap Provider and the Group II Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

Payment of Interest (Continued)
Interest Payment Priority:

On each Distribution Date, the interest distributions will be made in the following order of priority:

(A) From the Group I Interest Remittance Amount to pay:

(i)       any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date;

(ii)      concurrently, to the holders of the Class 1A-1 and Class 1A-2 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(iii)      concurrently, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date.

(B) From the Group II Interest Remittance Amount to pay:

(i)       any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date;

(ii)      concurrently, to the holders of the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(iii)      concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date.

(C) From the remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount, sequentially to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, in that order, the Accrued Certificate Interest for each such class.

(D) Any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed pursuant to clauses (A), (B) and (C) above will constitute a portion of Total Monthly Excess Spread, if any, for such Distribution Date.

Payment of Principal
Group I Principal Distribution Amount:

With respect to any Distribution Date, the excess of (x) the portion of clause (i) and (ii) of Available Funds with respect to the Group I Mortgage Loans attributable to principal over (y) the Group I Allocation Percentage of the Overcollateralization Release Amount.

Group II Principal Distribution Amount:

With respect to any Distribution Date, the excess of (x) the portion of clause (i) and (ii) of Available Funds with respect to the Group II Mortgage Loans attributable to principal over (y) the Group I Allocation Percentage of the Overcollateralization Release Amount.

Group I Allocation Percentage:

With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group I Mortgage Loans plus (ii) any amount in the Group I Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Group II Allocation Percentage:

With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group II Mortgage Loans plus (ii) any amount in the Group II Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Payment of Principal (Continued)
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal collections (including principal payments received under the pool policy) and advances will be distributed in the following order of priority:

(A)  The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)            any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)           any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount and the Group I Interest Remittance Amount and principal payment priority (B)(i) below;

(iii)           concurrently, to the Class 1A-1 Certificates and Class 1A-2 Certificates, pro-rata, until the Certificate Balance of each such class has been reduced to zero; and

(iv)          sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, until the Certificate Balance of each such class has been reduced to zero (however, if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Group II Certificate).

(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)            any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount and the Group I Interest Remittance Amount;

(ii)           any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (A)(i) above;

(iii)           sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, until the Certificate Balance of each such class has been reduced to zero (however, if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Group II Certificate); and

(iv)          concurrently, to the Class 1A-1 Certificates and Class 1A-2 Certificates, pro-rata, until the Certificate Balance of each such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):

(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distributions pursuant to clauses (A) and (B) above will be applied as follows:

(i)             to the Class M-1 Certificates until the Certificate Balance thereof has been reduced to zero;

(ii)           to the Class M-2 Certificates until the Certificate Balance thereof has been reduced to zero;

(iii)          to the Class M-3 Certificates until the Certificate Balance thereof has been reduced to zero;

(iv)           to the Class M-4 Certificates until the Certificate Balance thereof has been reduced to zero;

(v)           to the Class M-5 Certificates until the Certificate Balance thereof has been reduced to zero;

(vi)          to the Class M-6 Certificates until the Certificate Balance thereof has been reduced to zero;

(vii)         to the Class M-7 Certificates until the Certificate Balance thereof has been reduced to zero;

(viii)        to the Class M-8 Certificates until the Certificate Balance thereof has been reduced to zero; and

(ix)           to the Class M-9 Certificates until the Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority:

 On each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, principal collections (including principal payments received under the pool policy) and advances will be distributed in the following order of priority:

(A)  The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)            any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)           to pay any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount and the Group I Interest Remittance Amount and principal payment priority (B)(i) below;

(iii)          concurrently, to the Class 1A-1 Certificates and Class 1A-2 Certificates, pro-rata, the Group I Senior Principal Distribution Amount, until the Certificate Balance of each such class has been reduced to zero; and

(iv)          sequentially, to the Class 2A-1 Certificates, Class 2A-2 Certificates, Class 2A-3 Certificates and Class 2A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (B)(iii) below, until the Certificate Balance of each such class has been reduced to zero (however, if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Class A Certificate).

(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)            any Group II Net Swap Payment or Group II Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II and Interest Remittance Amount and the Group I Interest Remittance Amount;

(ii)           any Group I Net Swap Payment or Group I Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I and Interest Remittance Amount and the Group II Interest Remittance Amount and principal payment priority (A)(i) above;

(iii)          sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, the Group II Senior Principal Distribution Amount, until the Certificate Balance of each such class has been reduced to zero (however, if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Group II Certificate); and

(iv)          concurrently, to the Class 1A-1 Certificates and Class 1A-2 Certificates, pro-rata, the Group I Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (A)(iii) above, until the Certificate Balance of each such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):

(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distribution pursuant to clauses (A) and (B) above will be applied as follows:

(i)            to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(ii)           to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(iii)          to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(iv)          to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(v)           to the M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(vi)          to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(vii)         to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

(viii)        to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero; and

(ix)          to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)

Group I Senior Principal Distribution Amount:

With respect to any Distribution Date, an amount equal to the excess of (x) the Certificate Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.90% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group I Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group I Pre-Funding Account.

Group II Senior Principal Distribution Amount:

With respect to any Distribution Date, an amount equal to the excess of (x) the Certificate Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.90% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group II Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group II Pre-Funding Account.

Class M-1 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of principal to such class on such Distribution Date) and (ii) the Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-2 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-3 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-4 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-5 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-6 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-7 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-8 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-9 Principal Distribution Amount:

An amount equal to the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Allocation of Losses

Realized Losses:

The excess of the stated principal balance of a defaulted mortgage loan over the net liquidation proceeds (that are allocated to the principal balance of such mortgage loan). To the extent the Servicer receives subsequent recoveries with respect to any mortgage loan, the amount of any Realized Loss with respect to that mortgage loan will be reduced by such subsequent recoveries. Realized Losses refer to the aggregate amount of losses on the Mortgage Loans.

Allocation of Realized Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by Total Monthly Excess Spread and the OC until cumulative Realized Losses begin to be absorbed by the Pool Policy. From that point until coverage under the Pool Policy is exhausted, Realized Losses on the Mortgage Loans will be covered by the Pool Policy. After the Pool Policy is exhausted (and any Realized Losses incurred on Mortgage Loans denied or reduced under the Pool Policy), Realized Losses on the Mortgage Loans will once again be absorbed by the Total Monthly Excess Spread and OC. If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate Certificate Balance of the Class A Certificates and Class M Certificates after giving effect to principal distributions on such date exceeds the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Any such allocation to a class of Certificates will be effected by reducing the class Certificate Balance of such class.

Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Payment of Total Monthly Excess Spread
Total Monthly Excess Spread Distributions:

With respect to any Distribution Date, any Total Monthly Excess Spread will be distributed in the following order:

(i)            to the Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount to be distributed in accordance with the principal distribution priorities described above;

(ii)           to the Class M-1 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(iii)          to the Class M-1 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(iv)          to the Class M-2 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(v)           to the Class M-2 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(vi)          to the Class M-3 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(vii)         to the Class M-3 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(viii)        to the Class M-4 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(ix)           to the Class M-4 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(x)            to the Class M-5 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xi)           to the Class M-5 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xii)          to the Class M-6 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xiii)        to the Class M-6 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

Payment of Total Monthly Excess Spread (Continued)
Total Monthly Excess Spread Distributions (continued):

(xiv)    to the Class M-7 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xv)     to the Class M-7 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xvi)    to the Class M-8 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xvii)   to the Class M-8 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xviii)  to the Class M-9 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;

(xix)     to the Class M-9 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

(xx)      to the Class A and Class M Certificates any Net WAC Cap Carryforward Amount for such classes;

(xxi)    to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with the respect to the Swap Provider and not previously paid, and

(xxii)    to the Class C Certificates, as provided in the pooling and servicing agreement.

Swap Notional Schedule

Period	Notional Amount ($)	Swap Strike
1	0	5.145%
2	2,703,573.78	5.145%
3	2,623,565.18	5.145%
4	2,545,903.80	5.145%
5	2,470,519.19	5.145%
6	2,397,347.08	5.145%
7	2,326,319.73	5.145%
8	2,257,376.76	5.145%
9	2,190,456.72	5.145%
10	2,125,498.32	5.145%
11	2,062,446.38	5.145%
12	2,001,243.47	5.145%
13	1,941,837.04	5.145%
14	1,884,172.33	5.145%
15	1,828,199.43	5.145%
16	1,773,868.57	5.145%
17	1,721,132.49	5.145%
18	1,669,942.84	5.145%
19	1,620,254.95	5.145%
20	1,572,025.45	5.145%
21	1,525,211.09	5.145%
22	1,479,771.07	5.145%
23	1,435,663.52	5.145%
24	1,355,528.99	5.145%
25	872,378.91	5.145%
26	748,041.91	5.145%
27	646,818.72	5.145%
28	578,292.16	5.145%
29	524,886.35	5.145%
30	481,598.01	5.145%
31	446,063.97	5.145%
32	416,626.41	5.145%
33	392,022.30	5.145%
34	371,311.32	5.145%
35	351,717.01	5.145%
36	333,181.97	5.145%
37	313,383.24	5.145%
38	295,415.08	5.145%
39	278,955.18	5.145%
40	264,488.08	5.145%

(Continued on following page)

Swap Notional Schedule (Continued)

Period	Notional Amount ($)	Swap Strike
41	251,220.95	5.145%
42	238,606.75	5.145%
43	226,622.05	5.145%
44	215,261.86	5.145%
45	204,492.67	5.145%
46	194,285.16	5.145%
47	184,610.05	5.145%
48	175,438.88	5.145%
49	166,744.56	5.145%
50	158,503.70	5.145%
51	150,691.05	5.145%
52	143,284.98	5.145%
53	136,264.31	5.145%
54	129,607.58	5.145%
55	123,296.31	5.145%
56	117,312.64	5.145%
57	111,638.66	5.145%
58	106,258.94	5.145%
59	101,157.14	5.145%
60	96,319.33	5.145%

FOR ADDITIONAL INFORMATION PLEASE CALL:
LEHMAN BROTHERS INC.

RESIDENTIAL MORTGAGE FINANCE
Diane Rinnovatore	(212) 526-5460
Matt Lewis	(212) 526-7447
Scott Stimpfel	(212) 526-5689
Andor Meszaros	(212) 526-5150
Caroline Yao	(212) 526-6527
Samuel Luk	(212) 526-9637

MBS Structuring
Dennis Tsyba	(212) 526-1102

SYNDICATE
Kevin White	(212) 526-9519
Dan Covello	(212) 526-9519
Paul Tedeschi	(212) 526-9519
Patrick Quinn	(212) 526-9519

TRADING
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315

RATING AGENCIES

MOODY'S
Gaurav Singhania	(212) 553-3854
STANDARD & POOR'S
Linda Kwok	(212) 438-2610
Peter Graham	(212) 438-1599
FITCH
Kei Ishidoya	(212) 908-0238
Marilyn Perez	(212) 908-0387